                                                                   EXHIBIT 10.18

                                                                  CONFORMED COPY

                                                                Bank of Scotland
                                                                   55 Temple Row
                                                                      Birmingham
                                                                          B2 5LS

The Directors
DDI EUROPE LIMITED
Green Lane Business Park
Green Lane
Tewkesbury
Gloucestershire
GL20 8DN
(Registered No.: 3731403)
(the "Parent")                                Telephone:       0121 255 2580
                                              Direct Line:     0121 255 2599
                                              Fax:             0121 255 2572

The Directors
DDI GROUP LIMITED (Registered No.:445250), CLASSICAL CIRCUITS
LIMITED (Registered No.:1034995), DDI TECHNOLOGIES LIMITED (Registered No.:
1336602), PRETAN ENGINEERING LIMITED (Registered No.: 2407995), INTEGRATED DESIGNS & SYSTEMS LIMITED (Registered No.: 2624416), DYNAMIC DETAILS LIMITED (Registered No.: 3232495), ZLIN ELECTRONICS LIMITED (Registered No.: 1338479), DDI PRECISION LIMITED (Registered No.:2900127), DDI INTERNATIONAL LIMITED (Registered No.: 3328896), DDI SALES LIMITED (Registered No.: 3292688) and THOMAS WALTER LIMITED (Registered No.: 1415705)
Each with its registered office at:
Green Lane Business Park
Green Lane
Tewkesbury
Gloucestershire
GL20 8DN
(each, a "Subsidiary")

                                                                15 November 2001

Dear Sirs

WORKING CAPITAL

We are pleased to offer you (each a "Borrower" and together the "Borrowers") a working capital facility (the "Working Capital") on the terms set out in this letter. This offer is open for acceptance by the Borrowers until the date seven days after the date of this letter when it will lapse. If accepted, this letter and its Schedules will form the agreement between the Borrowers and BoS for the Working Capital. Definitions are given in Clause 16 below.

1.   Conditions Precedent
     --------------------

     The Working Capital may not be drawn or utilised:

     1.1 by the Parent to pay any amount in respect of the Term Loans (as defined in the Facilities Agreement);

     1.2 unless each Borrower has accepted this letter and any Borrower which has not accepted will not be permitted to draw or utilise it;

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     1.3  unless an account mandate from each Borrower has been received by BoS;
          and

     1.4 by any Borrower that has not entered into the Third Debenture or the 2001 Debenture.

2.   Working Capital
     ---------------

     2.1  The Working Capital may be drawn as:

          2.1.1 Overdraft (the "Overdraft");

          or   be utilised for:

          2.1.2 Business Visa (the amount so utilized from time to time, the "Business Visa Utilization");

          2.1.3 Guarantees ;

          2.1.4 Letters of Credit ;

          2.1.5 Currency Borrowings;

          on   the terms and conditions set out below.

     2.2 In addition to the Working Capital facilities specified above and not taken into account in relation to calculation of the limit specified below, BoS will also make the following payment system(s) and facilities available to the Borrowers on the terms and conditions set out in Schedule 1:

          2.2.1 BACS facilities up to(pound)3,000,000 (the "BACS Limit");

          2.2.2 CHAPS facilities with a daylight limit of(pound)500,000;

          2.2.3 CHOBS facilities with a daylight limit of(pound)250,000; and/or

          2.2.4 Forward Foreign Exchange Contracts facilities up to (pound)3,000,000 (the "FFEC Limit").

     2.3  Limit
          -----

          2.3.1 The total limit applicable to the Working Capital is (pound)10,000,000 (the "Limit").

          2.3.2 The Borrowers may operate a number of current accounts on which the Working Capital may be drawn. BoS may refuse to pay any cheques, orders or withdrawals on any one or more of the Borrowers' current accounts where payment would result in the Limit (taking into account the notional offsets referred to below) being exceeded.

          2.3.3 To ascertain compliance with that part of the Limit which is only attributable to the Overdraft, BoS will notionally set off
               (1) those of the Borrowers' current account credit balances over which BoS considers it has a valid right of set off against (2) the Borrowers' current account debit balances.

          2.3.4 To ascertain compliance with the Limit, the total indebtedness of the Borrowers to BoS in respect of the Working Capital shall be calculated by adding together:

               (1) the net balances on the Borrowers' current accounts calculated in accordance with Clause 2.3.3 above;

               (2)  the Business Visa Utilization;

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                                                                               2

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               (3)  the aggregate amount of BoS exposure under all guarantees issued by BoS under this letter;

               (4) the aggregate amount of BoS exposure under all Letters of Credit issued by BoS under this letter; and

               (5) the sterling equivalent of all currency borrowings calculated in accordance with this letter.

          2.3.5 The Borrowers must at all times provide sufficient funds to ensure that the Limit is not exceeded. If the Limit is likely to be exceeded, the Parent must notify BoS and advise which cheque(s) are to be honoured in the case of competition. If the Parent fails to do so BoS may, in its discretion, refuse to pay a cheque or allow any other drawing or utilisation under this letter which would have the effect of exceeding the Limit. If BoS does pay a cheque or allows a utilisation of the Working Capital so as to exceed the Limit, that does not mean that the Limit has changed or that BoS will agree to pay any other cheque or meet any other payment instruction which would have the effect of exceeding the Limit.

          2.3.6 Unless otherwise agreed with BoS, any debit balance over the Limit and, where the Working Capital has ceased to be available (whether on the Review Date or by earlier demand) the total debit balance of the Working Capital, will attract interest at the BoS unauthorised rate which will be three and a half per cent (3.50 %) per annum over the BoS base rate as that rate fluctuates.

          2.3.7 From the date of this letter, each Borrower ceases to be entitled to use any working capital facilities of the type specified in this letter previously made available by BoS and any existing utilisation of them shall, to the extent not repaid or discharged, be taken into account when assessing compliance with the Limit.

     2.4  Availability
          ------------

          2.4.1 BoS shall review the Working Capital annually (the last Business Day before each anniversary of the date of this letter being the "Review Date"). On the Review Date, the Working Capital will cease to be available unless BoS has agreed in writing to its renewal or extension. In ascertaining whether or not the Working Capital will be renewed or extended, BoS will require the Borrowers to deliver the financial information required by clause 11 by way of financial information prior to that decision being made.

          2.4.2 In accordance with normal banking practice, the Overdraft will be payable on demand.

          2.4.3 In some circumstances, BoS may demand payment before the Review Date. This may happen if BoS considers that:

               2.4.3.1 any of the terms or conditions of this letter have been breached; or

               2.4.3.2 the financial condition of any Borrower or any guarantor of any Borrower has altered in any material way; or

               2.4.3.3 the Working Capital was agreed on the basis of incorrect or incomplete information from the Borrowers; or

               2.4.3.4 the basis upon which the Working Capital was agreed by
                    BoS has altered in any material way.

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                                                                               3

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          2.4.4 If repayment of the Overdraft is demanded, any other utilisation will cease to be available (save in respect of payments already instructed by a Borrower in respect of BACS, CHAPS or CHOBS and not yet debited to the relevant Borrower's account) and BoS will be entitled to request the Borrowers to lodge a sufficient amount as security for all other outstanding liabilities under this letter (whether actual or contingent) and the Borrowers shall immediately comply with that request. Any determination by BoS of any amount of principal, interest, commission or charges or an applicable interest rate shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

3.   Overdraft
     ---------

     3.1 The rate of interest applicable to the Overdraft shall be the annual rate which is the sum of (1) one and a half per cent. (1.5%) and (2) BoS base rate as that rate fluctuates. Interest will be calculated by BoS on a day to day basis on the cleared daily debit balance of the amount drawn down and will be debited to the relevant Borrower's current accounts monthly in arrears on the Standard Application Dates. A notice of the accrued interest will be issued each month and interest applied 14 days after the date of that notice.

     3.2 Interest at one and a half per cent. (1.5%) per annum over BoS base rate as that rate fluctuates will accrue on the cleared credit balances on any current accounts held with BoS of each Borrower in respect of which BoS considers it has a valid right of set off (the "Credit Balances") calculated on a daily basis and set off monthly in arrears on the Standard Application Dates against the interest due on the Working Capital, provided that interest on the Credit Balances will be calculated as follows:

          3.2.1 Where the aggregate amount of the Credit Balances is less than or equal to the aggregate amount of the debit balances on any current account held with BoS of each Borrower (the "Debit Balances"), interest will be calculated on the full amount of the Credit Balances; and

          3.2.2 where the aggregate amount of the Credit Balances is greater than the aggregate amount of the Debit Balances, interest will be calculated on an amount equal to the aggregate amount of the Debit Balances.

4.   Business Visa
     -------------

     Facilities may be drawn by the use of BoS Business Visa Cards subject to the published terms and conditions and charges applicable to BoS Business Visa Cards from time to time.

5.   Guarantees
     ----------

     5.1 On request by a Borrower, BoS will issue guarantees or performance bonds on its behalf. Before BoS issues a guarantee or bond on behalf of a Borrower:

          5.1.1 BoS must have approved the terms of the guarantee or bond; and

          5.1.2 that Borrower shall have executed and delivered to BoS a counter indemnity in a form acceptable to BoS agreeing to indemnify BoS against any claim under the guarantee or bond and authorising BoS to debit the amount of a claim to any of the Borrowers' accounts.

     5.2 A charge of one and a half per cent (1.5%) of BoS outstanding liabilities (whether actual or contingent) from time to time under the guarantees shall be payable by the Borrowers in respect of guarantees or performance bonds issued by BoS on its behalf. This charge will be payable quarterly in advance on such dates as may be intimated by BoS.

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                                                                               4

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6.   Letters of Credit
     -----------------

     6.1 On receipt of an acceptable written application, BoS will issue Letters of Credit (up to in aggregate the Letters of Credit Limit) on behalf of a Borrower under the terms of the Uniform Customs and Practice for Documentary Credits (as revised from time to time) and otherwise on BoS standard terms and conditions (which will be set out in the BoS application for the documentary credit, a copy of which will be provided to the relevant Borrower if so requested).

     6.2 Charges will be payable for the issue of Letters of Credit in accordance with the tariffs applicable to those services issued to the Borrowers from time to time.

7.   Currency Borrowings
     -------------------

     7.1 A Borrower may borrow such part of the Working Capital in any optional currency (which means, for the purpose of this Letter, any currency which is freely transferable and convertible into Sterling and is approved by BoS) on giving BoS two days prior written notice.

     7.2  Currency borrowings shall be repayable on demand.

     7.3 The Borrowers shall pay interest in regard to currency borrowings drawn down at a rate equal to the cost of funds incurred by BoS for purchasing such currencies plus one and a half per cent (1.5%) per annum, such interest payable in arrears. The relevant interest rate will be set by BoS on a weekly basis and calculated and accrued daily. Interest will be debited to the relevant Borrower's currency current account with BoS half yearly in February and August in each year or on such other dates in each year as BoS shall notify to the Borrowers.

     7.4 All sums payable under this letter shall be paid in the currency in which they are due and owing.

     7.5 If the Borrowers fail to pay any amount due under the currency borrowings on demand BoS may at any time purchase so much of an optional currency as BoS considers necessary or desirable to cover the currency borrowings at the then prevailing BoS spot rate of exchange and the Borrowers shall indemnify BoS against the full Sterling price (including all costs, charges and expenses) paid by it.

     7.6 Whenever the "sterling equivalent" of any currency borrowings require to be calculated, it shall be calculated at the BoS spot rate of exchange for such currency on the applicable day at such time as BoS may select.

8.   Termination
     -----------

     Each of the utilisations above including the facilities made available under Clause 2.2 shall immediately cease to be available if BoS makes a demand for payment under Clauses 2.4.2 or 7.2 or gives notice to the Parent that they are withdrawn.

9.   Other Borrowers
     ---------------

     The Working Capital shall not be available to any other person (whether a subsidiary of the Parent or not) unless with the express written agreement of BoS and after having provided BoS with whatever security it requires in respect of that person and its assets.

10.  Security
     --------

     The Working Capital will be secured by the Security Documents and any other security granted by any Group Company in favour of BoS from time to time.

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11.  Financial Information
     ---------------------

     The Borrowers will supply the financial information specified in the Facilities Agreement which will also be required by BoS prior to its agreeing to any renewal of the Working Capital.

12.  Obligations
     -----------

     The obligations of each Borrower in relation to the Working Capital are joint and several.

13.  Notices
     -------

     All notices or communications to or between the parties will be in writing and:

     13.1 will be by first class prepaid post or by telefax transmission, authenticated to the satisfaction of BoS and if by letter, receipt will be deemed forty-eight hours after posting (unless hand delivered and then at time of delivery) and if by fax, when sent (provided a transmission report is received);

     13.2 if given to BoS, it will be given at the address at the head of this letter or at any other address in the UK BoS may designate at any time by notice to the Parent;

     13.3 if given to the Borrowers it will be deemed to be duly given if given only to the Parent at the above address or at any other UK address that it designates by notice to BoS;

     13.4 BoS may rely upon any communication by telephone or fax or purporting to be on behalf of any Borrower, by anyone notified to BoS as being authorised, without enquiry as to authority or identity. The Borrowers agree to indemnify BoS against any liability incurred or sustained by BoS as a result; and

     13.5 in order to prove that a notice or demand has been made, BoS need only establish that the notice or demand was properly addressed and posted or transmitted.

14.  Fees and Expenses
     -----------------

     14.1 The Borrowers will pay to BoS an arrangement fee of(pound)15,000 payable on acceptance of this letter.

     14.2 The Borrowers will meet or reimburse to BoS (on a full indemnity basis) all reasonable legal, accountancy, valuation, due diligence and other fees, costs and expenses or tax charged to or incurred by BoS (which shall include any fees and expenses of external solicitors engaged by BoS in relation to the Security Documents) in connection with this letter and the Security Documents (including the enforcement or preservation of BoS rights).

15.  Third Party Rights
     ------------------

     A person who is not party to this letter shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this letter. This Clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

16.  Accession to Facilities Agreement
     ---------------------------------

     As Agent of the Senior Lenders, BoS agrees that, to the extent that any Subsidiary (as defined above) has not previously acceded to the Facilities Agreement so as to become a Borrower thereunder, by the execution of this letter each Subsidiary that has not so acceded shall so accede and each such Subsidiary agrees to observe and be bound by the terms and provisions of the Facilities Agreement insofar as they apply to it as if it were an original party to the Facilities Agreement as a Borrower (as defined therein).

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17.  Interpretation and Definitions
     ------------------------------

     The definitions given in the Facilities Agreement and in Schedule 2 of this letter shall apply in this letter save where the context requires otherwise.

18.  Law
     ---

     This letter will be governed by and construed according to English law and each of the Borrowers submits to the jurisdiction of the English Courts.

Yours faithfully


For and on behalf of
THE GOVERNOR AND COMPANY OF
THE BANK OF SCOTLAND

Agreed and accepted on behalf of             Agreed and accepted on behalf of
DDI EUROPE LIMITED                           DDI GROUP LIMITED
acting by                                    acting by


M Malone       Director                      M Malone       Director


M Glanfield    Director/Secretary            P Fowler       Director/Secretary

Date:          15 November 2001              Date:          15 November 2001

Agreed and accepted on behalf of             Agreed and accepted on behalf of
CLASSICAL CIRCUITS LIMITED                   DDI TECHNOLOGIES LIMITED
acting by                                    acting by


M Malone       Director                      M Malone       Director


P Fowler       Director/Secretary            P Fowler       Director/Secretary

Date:          15 November 2001              Date:          15 November 2001

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                                                                               7

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Agreed and accepted on behalf of             Agreed and accepted on behalf of
PRETAN ENGINEERING LIMITED                   INTEGRATED DESIGNS & SYSTEMS
                                             LIMITED
acting by                                    acting by


M Malone       Director                      M Malone       Director


P Fowler       Director/Secretary            P Fowler       Director/Secretary

Date:          15 November 2001              Date:          15 November 2001

Agreed and accepted on behalf of             Agreed and accepted on behalf of
DYNAMIC DETAILS LIMITED                      ZLIN ELECTRONICS LIMITED
acting by                                    acting by


M Malone       Director                      M Malone       Director


P Fowler       Director/Secretary            P Fowler       Director/Secretary

Date:          15 November 2001              Date:          15 November 2001

Agreed and accepted on behalf of             Agreed and accepted on behalf of
DDI PRECISION LIMITED                        DDI INTERNATIONAL LIMITED
acting by                                    acting by


M Malone       Director                      M Malone       Director


P Fowler       Director/Secretary            P Fowler       Director/Secretary

Date:          15 November 2001              Date:          15 November 2001

Agreed and accepted on behalf of             Agreed and accepted on behalf of
DDI SALES LIMITED                            THOMAS WALTER LIMITED
acting by                                    acting by


M Malone       Director                      M Malone       Director


P Fowler       Director/Secretary            M Glanfield    Director/Secretary

Date:          15 November 2001              Date:          15 November 2001

IMPORTANT NOTICE: As with any legally binding agreement, we recommend that you consult your solicitor or other independent legal adviser before accepting this letter.

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                                                                               8

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This is the Schedule 1 referred to in the preceding facility letter between BoS and, amongst others, DDI EUROPE LIMITED dated 15 November, 2001.

                                   SCHEDULE 1

                                SETTLEMENT LIMITS

1.   BACS Facility
     -------------

     1.1  BACS Limit (pound)3,000,000.

     1.2  Purpose
          -------

          TheBACS facility may only be used by the Borrowers to make fund transfers utilising the Bankers Automated Clearing System, subject to sufficient funds being made available by the Borrowers to cover the BACS payments by close of business on the day on which each of those payments is debited to their relevant accounts without exceeding the Limit specified in 2.2.1.

     1.3  Terms and Conditions
          --------------------

          The BACS facility shall be made available to the Borrowers subject to:

          1.3.1 the terms and conditions of the Bankers Automated Clearing System operated by BACS Limited; and

          1.3.2 its rules of operation as agreed between BoS and the Borrowers from time to time.

     1.4 Throughout the duration of the Working Capital, BoS shall be entitled to vary both the limit and the terms and conditions referred to above by notice to the Borrowers.

2.   CHAPS Facility
     --------------

     2.1  CHAPS daylight limit (pound)500,000.

     2.2  Purpose
          -------

          TheCHAPS facility may only be used by the Borrowers to make fund transfers utilising the automated money transmission systems available from BoS, subject to sufficient funds being made available by the Borrowers to cover each of those CHAPS payments by close of business on the same day without exceeding the Limit specified in 2.2.1.

     2.3  Terms and Conditions
          --------------------

          TheCHAPS facility shall be made available to the Borrowers subject to the standard terms and conditions of the Clearing House Automated Payments System as advised by BoS.

     2.4 Throughout the duration of the Working Capital, BoS shall be entitled to vary both the limit and the terms and conditions referred to above by notice to the Borrowers.

3.   CHOBS Facility
     --------------

     3.1  CHOBS daylight limit (pound)250,000.

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     3.2  Purpose
          -------

          The CHOBS facility may only be used by the Borrowers to make fund transfers utilising the BoS Corporate Home and Office Banking System, subject to sufficient funds being made available by the Borrowers to cover each of those CHOBS payments by close of business on the same day without exceeding the Limit specified in 2.2.1.

     3.3  Terms and Conditions
          --------------------

          The CHOBS facility shall be made available to the Borrowers subject to:

          3.3.1 the terms of and conditions of the BoS Corporate Home and Office Banking System; and

          3.3.2 the rules of operation thereof as agreed between BoS and the Borrowers from time to time.

     3.4 Throughout the duration of the Working Capital, BoS shall be entitled to vary both the limit and the terms and conditions referred to above by notice to the Borrowers.

4.   Forward Foreign Exchange Contracts Facility
     -------------------------------------------

     4.1  FFEC Limit: (pound)3,000,000.

     4.2  Purpose
          -------

          A Borrower may enter into Forward Foreign Exchange Contracts (up to in aggregate the FFEC Limit) with BoS for the purchase or sale of any freely convertible currency and with a maturity period of up to twelve months.

     4.3  Terms and Conditions
          --------------------

          The Forward Foreign Exchange Contracts facility shall be made
              ----------------------------------
          available to the Borrowers subject to the following:

          4.3.1 for the purpose of calculating utilisations of this facility, BoS will assess its risk at 10% of the face value of each contract for a duration of up to 12 months and 20% in respect of contracts for more than 12 months unless BoS advises the relevant Borrower otherwise.;

          4.3.2 the Borrowers must ensure that each of them make sufficient funds (either in Sterling or in the appropriate foreign currency) available to meet their obligations under each of the Forward Foreign Exchange Contracts as and when they fall due. In the event that the Borrowers fail to do so, the Borrowers shall be liable to BoS in respect of the difference between (1) the Sterling equivalent of the amount the Borrowers were due to pay BoS on completion of the relevant Forward Foreign Exchange Contract and (2) (if less) the Sterling equivalent of the amount which BoS would have received by completing that contract at the prevailing spot rate of exchange for the relevant currency on the date of completion of the contract;

          4.3.3 whenever the sterling equivalent of any currency amounts require to be calculated, it shall be calculated at the BoS spot rate of exchange for such currency on the applicable day at such time as BoS may select; and

          4.3.4 charges will be payable for the issue of Forward Foreign Exchange Contracts in accordance with the tariffs applicable to those services issued to the Borrowers from time to time.

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     4.4  Throughout the duration of the Working Capital, BoS shall be entitled to vary both the limit and the terms and conditions referred to above by notice to the Borrowers.

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                                   SCHEDULE 2

                                   DEFINITIONS

"2001 Debenture" has the meaning given to it in the Amendment and Restatement Deed to be entered into, inter alios, between BoS and the Parent on or after the date hereof.

"BoS" means The Governor and Company of the Bank of Scotland and its successors, assignees and transferees.

"Facilities Agreement" means the facilities agreement entered into between the Parent and BoS on 27 May 1999 (as modified, amended, supplemented or restated from time to time).

"Financial Statements" means the audited annual profit and loss account and balance sheet of the relevant company for each of its financial years (consolidated for each financial year during which that company has a Subsidiary) together with related directors' and auditors' reports.

"Group" means the Borrowers and each of their Subsidiaries which is not dormant and "Group Company" is construed accordingly.

"Relevant Margin" has the meaning given to it in the Facilities Agreement.

"Schedules" means the Schedules attached to this letter.

"Security Documents" has the meaning given to it in the Facilities Agreement.

"Standard Application Dates" means the last business day in each month or such other dates as BoS may advise the Borrowers from time to time.

"Subsidiary" and "holding company" shall have the meanings given to them in section 736 of the Companies Act 1985 (including any Subsidiary acquired after the date of this Letter) and "Subsidiaries" shall mean all or any of them, as appropriate.

"Third Debenture" has the meaning given to it in the Facilities Agreement.

Any references to an Act of Parliament is to the Act as amended, substituted, modified or re-enacted from time to time.

A reference to "including" shall not be construed as limiting the generality of the words preceding it.

References to this letter and to any provisions of it or to any other document referred to in this letter shall be construed as references to it in force for the time being and as amended, varied, supplemented, restated, substituted or novated from time to time.

References to statutes, statutory provisions and other legislation shall include all amendments, modifications and re-enactments for the time being in force.

Words importing the singular are to include the plural and vice versa.

References to a person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity.

References to any person are to be construed to include that person's assignees or transferees or successors in title, whether direct or indirect.

Clause headings are for ease of reference only and are not to affect the interpretation of this letter.

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